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                          SPECIAL ASSIGNMENT AGREEMENT
                          ----------------------------


     This Agreement (the "Agreement") between Thomas E. Arnold, Jr. ("Arnold") and Grossman's Inc. ("Grossman's" or the "Company") intended to be effective as of April 17, 1997.

     WHEREAS, Arnold is currently a member of the Board of Directors of Grossman's; and

     WHEREAS, financial circumstances made it prudent and necessary for Grossman's to file for reorganization pursuant to Title 11 of the United States Code and Arnold shall continue to serve as a member of the Board of Grossman's, to devote time to Grossman's affairs in that capacity, and having been duly elected by the Board of Grossman's to serve as interim President and CEO of Grossman's as principally responsible to direct its reorganization efforts in connection with the Chapter 11 bankruptcy proceedings ("Special Assignment Duties"); and

     WHEREAS, this Agreement is intended to supersede any oral or written agreements between Grossman's and Arnold prior to the effective date hereof which are in any way inconsistent with this Agreement and any such agreement shall be deemed to have been satisfied as of the effective date hereof; and

     WHEREAS, in recognition of the foregoing and the services to be performed by Arnold during periods on and after April 17, 1997, the Board has authorized the arrangements set forth in this Agreement subject to any approval or modification which may be required by the United States Bankruptcy Court for the District of Delaware where the Grossman's case is pending;

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Effective April 17, 1997, Arnold shall (i) continue to serve as a member of the Board of Grossman's and (ii) shall perform Special Assignment Duties in connection with the Chapter 11 reorganization.

     2. For Arnold's services in the Board position listed in paragraph 1, Grossman's will pay to Arnold such Board fees as shall be authorized to be paid by the Board of Directors consistent with fees paid to other Directors and reimbursement of all actual and necessary reasonable business expenses incurred by Arnold in connection with attendance at, or participation in, Board and Committee meetings including, without limitation, his reasonable travel expenses (upon submission by Arnold of reasonable substantiation thereof).

     3. Arnold and Grossman's also agree that Arnold will be available during the period of the bankruptcy proceedings and a transitional period thereafter to perform Special Assignment Duties as directed by the Board. For these services, Arnold shall be compensated by Grossman's at the rate of $2,000 per day plus the cost of actual and necessary reasonable business expenses incurred in the performance of such duties, including, without limitation, his reasonable travel expenses (subject to submission by him of reasonable substantiation thereof). Provided that in cases in which it would be reasonable for Arnold to incur travel expenses to


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fly home to Phoenix from Boston for weekends to visit his family, he may choose to remain in Boston and fly his spouse or other family members to Boston from Phoenix to visit provided that such total cost does not exceed the cost of his flying from Boston to Phoenix on such weekend(s). Provided, further, that Arnold shall also be reimbursed for the expense of retaining an administrative assistant to perform Grossman's related duties up to 15 hours per week at a rate of no more than $40 per hour. Such assistant shall not be an employee of Grossman's or have any employment rights as a Grossman's employee. Arnold or the assistant shall be responsible for any tax or other payments or employment liabilities due as a result of Arnold's retention of this Administrative Assistant.

     4. Grossman's may terminate this Agreement with cause upon written notice, and such termination shall be effective immediately upon such notice. For purposes of this provision cause shall include: (i) a breach of fiduciary duty;
(2) commission of a misdemeanor involving personal integrity, any felony or any other act which brings Grossman's into disrepute; (3) gross negligence or willful misconduct or (4) other material breach of this Agreement by Arnold. Upon termination with cause, Grossman's will pay Arnold payments due under paragraphs 2 and 3 for services performed and expenses incurred prior to the issuance of the termination notice and Grossman's shall have no further obligation to Arnold under this Agreement, except as provided in paragraph 9 below. Either Arnold or Grossman's may terminate this Agreement for any reason other than cause as defined above, upon sixty (60) days written notice ("60 Day Notice Period"). During such 60 Day Notice Period, Arnold shall continue to be available to perform Special Assignment Duties as directed by the Grossman's Board of Directors, and the Board shall continue to pay Arnold at the $2,000 per day rate provided in paragraph 3 above, for no fewer than 40 days. In addition, during such 60 Day Notice Period Arnold shall continue to be eligible for expense reimbursement and Board fees, if applicable, as provided in paragraphs 2 and 3 above, but Grossman's shall have no further obligation under this Agreement to Arnold, except as provided in paragraph 9 below. After issuance of any notice of termination by either Grossman's or Arnold, Arnold shall remain on the Board of Grossman's subject to Grossman's procedures then contained in its by-laws.

     5. All notices and other communications shall be in writing, either hand delivered or mailed by first class registered mail, postage prepaid, if to Arnold at the address set forth below under Arnold's signature, or, if to Grossman's, at 45 Dan Road, Canton, Massachusetts 02021, attention of the Secretary, or at such other address as either party shall designate by written notice to the other. No notice shall be deemed to have been given until actually received by the party to whom it is addressed; provided, that a certified, registered mail return receipt, or proof of delivery from an established overnight delivery service shall be conclusive evidence of such receipt.

     6. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or by order of a court with jurisdiction and authority to enter such order.


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     7. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other, except that this Agreement will be binding upon and inure to the benefit of any successor or successors of Grossman's whether by merger, consolidation, sale of assets or otherwise and reference herein to Grossman's is intended to include any such successor or successors, and any Bankruptcy trustee.

     8. Grossman's agrees to pay the reasonable fees and expenses of Arnold's counsel in connection with the negotiation of this Agreement.

     9. From the effective date of this Agreement, Arnold will be entitled to indemnification by Grossman's and limitation of liability for acts and omissions by reason of and in his capacity as a director, interim President and CEO of Grossman's or any subsidiary as an administrative expense under its Agreement subject to any limitations on indemnification set forth by the Restated Certificate of Incorporation and By-laws of Grossman's as in effect on the effective date of this Agreement or to any greater extent provided by any amendment to those documents.

     10. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings. If any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be in effective to the extent, but only to the extent, of such invalidity, illegibility or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provision hereof.

     11. All information obtained or possessed by Arnold relative to the activities of Grossman's and its subsidiaries which is of a secret or confidential nature, including business plans, expansion plans, marketing data, financial data, customer lists, technical know-how, patents, trademarks, developments, inventions, processes or administrative procedures, is the property of Grossman's and its subsidiaries or its licensors, as the case may be, and Arnold shall not, during the term of this Agreement or thereafter, use any such information for the benefit of others than Grossman's and its subsidiaries or disclose it to others; provided, that nothing herein shall prevent Arnold from using or availing himself of his general commercial, technical and inventive skill, knowledge and experience, including that pertaining to or derived from the nonsecret and nonconfidential aspects of the business of Grossman's and its subsidiaries nor shall this paragraph apply to information made available in Grossman's securities or bankruptcy court filings or otherwise publically available other than by breach by Arnold of his obligations hereunder.

     12. Nothing in this Agreement shall be construed to make Arnold an employee of Grossman's it being understood that Arnold is an independent contractor and is entitled to no rights as an employee of Grossman's.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       GROSSMAN'S INC.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



                                       -----------------------------------------
                                       Thomas E. Arnold, Jr.
                                       5141 North 40th Street, Suite 200
                                       Phoenix, AZ  85018



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